Goats-Entertainment

GOATS is a global sports entertainment powerhouse, celebrating legends of sports, with gripping Documentaries; stunning Immersive Experiences and Live Events; and exclusive Merchandise. Powered by the iconic archives of Walter Iooss, the greatest sports photographer in history. CLICK TRAILER BELOW.



Invest

$50 minimum investment

DEADLINE: November 1, 2024

in 3 months

UNIT PRICE

$50

TOTAL RAISED

$0

VALUATION

$16,000,000

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

GOATS

GOATS-ENTERTAINMENT

GOATS is a global sports entertainment powerhouse, with a stellar track record, celebrating the Greatest athletes Of All-Time with gripping DOCUMENTARIES; stunning IMMERSIVE EXPERIENCES; electrifying LIVE EVENTS; and exclusive MERCHANDISE. Powered by the iconic ARCHIVES of Walter Iooss, the greatest sports photographer in history.




BULLS
23
GOATS

INTRODUCTION

"Content is King" reigns supreme in the TV/media world. No genre exemplifies this crown more than SPORTS, with over $488 billion in market value. Recognizing this, three industry "All-Stars" – Walter Iooss, the greatest sports photographer in history; Kevin Kaufman, a legendary producer of iconic TV series; and Joe DiMuro, a renowned expert in global marketing – united to create the 3-hour documentary series: *"GOATS: The Greatest of All-Time with photographer Walter Iooss."*

Premiering on ESPN and ABC Network to great acclaim, this series led to the production of its 4-hour sequel, GOATS 2, and now the team is building a global empire beyond documentaries to celebrate **"The Greatest Of All-Time."**


GREATEST
OF
ALL
TIME

SUCCESS TO DATE: PROOF of CONCEPT

"Never before have more GOATS – the Greatest athletes Of All-Time – been featured in one documentary series…until now."

This was the promise of GOATS 1, which became hugely popular on ESPN and ABC Network. As part of the license deal, ESPN guaranteed nine airings over four months. The series was so popular, they aired in 97 times. That's proof of concept!

GOATS 2 raises the bar again, featuring original interviews with more legends of sports.

SEASON 1 & SEASON 2 GOATS

GOATS
GREATEST OF ALL TIME

Here is our exclusive roster of GOATS from both seasons:

Basketball
Kobe Bryant
Dennis Rodman
Julius "Dr J" Erving
Jerry West
Isaiah Thomas
Nancy Lieberman

Golf
Tiger Woods
Jack Nicklaus
Lee Trevino

Baseball
Derek Jeter
Ken Griffey Jr.
Reggie Jackson
Pete Rose
Cal Ripken, Jr.
Jim Palmer

Olympics
Carl Lewis
Katie Ledecky
Dorothy Hamill

Surfing
Kelly Slater

Tennis
Chris Evert
Martina Navratilova
Caroline Wozniacki

Football
Joe Montana
Joe Namath
Jerry Rice
Brett Favre
Emmitt Smith
Eric Dickerson



- **Good Morning America**
  GOATs with Walter Iooss
- **People**
  Tiger Woods Talks About Overcoming 'Inner Demons to Perform' in Upcoming ESPN 'G.O.A.T.s' Doc
- **RealScreen**
  Exclusive clip: Director Kevin Kaufman talks ESPN's "GOATS: The Greatest of All Time"
- **The Washington Post**
  What to watch this weekend: 'GOATs: The Greatest of All Time' on ESPN
- **TV Insider**
  The GOAT of Sports Photography Captures the Greatest Athletes in New ESPN Series (VIDEO)
- **Variety**
  Netflix Releases 'Jupiter's Legacy' Trailer (TV News Roundup)
- **New York Post**
  Tiger Woods addresses 'inner demons' in new ESPN documentary
- **Awful Announcing**
  ESPN will air a three-hour GOATs docuseries on Sunday
- **Barrett Media**
  ESPN Releasing Three-Part GOAT Series
- **Yahoo! Entertainment**
  Tiger Woods Talks About Overcoming 'Inner Demons to Perform' in Upcoming ESPN G.O.A.T.s Doc
- **Business Time Journal**
  Metta Sandiford-Artest Partners with GOATs LLC as Brand Ambassador.

PROBLEM & SOLUTION



THE PROBLEM

It's challenging for TV/media producers to own their content, even if it is wholly original. Networks, cable companies, and streaming services want to own all rights, forever, treating content producers as "guns for hire" even if the content is lasting and invaluable.

THE SOLUTION

We – GOATS Entertainment – OWN our content, forever. We are not "guns for hire" but seasoned producers reaching out to smart investors to support our vision.

WHAT'S OUR VISION?

- **Evergreen CONTENT LIBRARY:** We are not just building a documentary series; we are creating a content library that grows in value year after year.
- **Walter Iooss's ARCHIVES:** Tens of thousand photographs of the greatest athletes in nearly every major sport over the last six decades give us an unparalleled advantage.
- **GLOBAL BRAND:** We are building a brand that will generate remarkable profits in exciting new ways, particularly IMMERSIVE GOATS, a live multi-media experience that travels the globe showcasing our GOATS with remarkable AI technology, following the successful footsteps of Immersive Van Gogh and The Messi Experience in Miami.



WHAT'S OUR VISION? continued

- **MERCHANDISE:** Substantial profit is generated by selling merchandise at immersive venues. So we are creating our own line of merchandise, apparel, and collectibles.
- **EXPANSION:** LADY GOATS, The GOATS of CRICKET, The GOATS of SOCCER, BABY GOATS, an annual GOAT AWARDS show all expand our global brand.
- **NEW GENRES:** Once we have fully built our global sports brand, we can expand into other genres: The GOATS of ROCK, The GOATS of HIP-HOP, The GOATS of ACTING, The GOATS of CUISINE and more.


CEAT
GOATS
GREATEST OF ALL TIME


GOATS
GREATEST OF ALL TIME
JORDAN
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BUSINESS MODEL

BUSINESS MODEL

Here are our multiple revenue streams:

1. **GOATS DOCUMENTARY SERIES** – Since we own each series, we can license them to networks, cable stations, and streamers for LICENSE FEES repeatedly.
2. **CONTENT REPACKAGING** – We can re-edit and re-package content from our LIBRARY, creating new versions (LADY GOATS, The GOATS of BASKETBALL, The GOATS of FOOTBALL) and charge additional LICENSE FEES each time, building to syndication$$$.
3. **SPONSORSHIPS** – As owners of the series, we can charge hefty SPONSORSHIP FEES to integrate sponsors into the TV episodes. For example, GOATS 1 was sponsored by Michelob Ultra.




WIZ

BUSINESS MODEL continued

Here are additional revenue streams:

4. **IMMERSIVE GOATS** – TICKETED ADMISSIONS to a massive audience for our immersive multimedia experiences. These “Experiences” can be built as modular, and travel and generate income around the world.

5. **GOATS MERCHANDISE & APPAREL** – SOLD directly to consumers at the end of IMMERSIVE GOATS events and beyond.

6. **GLOBAL GOATS** – new FOREIGN DISTRIBUTION and SPONSOR FEES will accompany our broadening base of programming.





MARKET

BILLION $ MARKETS

These trends and insights strongly position GOATS:

*SPORTS MEDIA CONSUMPTION: The global sports market, valued at approximately **$488 billion in 2021,** is expanding due to advancements in streaming and broadcasting. The popularity of sports documentaries and exclusive celebrity athlete content provides GOATS heightened opportunities.

*IMMERSIVE EXPERIENCES: The demand for interactive entertainment is stunning: last measured at approximately **$97 billion in 2023**, and projected to grow 24% annually. Immersive GOATS can ride this wave, both in America and abroad.

*SPORTS MEMORABILIA: Driven by fans' desire to own sports history, the sports memorabilia market is expected to reach **$227.2 billion by 2032.** GOATS planned merchandise, apparel line, plus collectibles are poised to tap into this expanding market.

*BUSINESS MODEL: By exploiting these growing sectors, GOATS can leverage multiple revenue streams - from content licensing and sponsorship to Immersive ticket sales and merchandise sales.


GOATS
GOATS
GREATEST OF ALL TIME


GOATS

TEAM



THE TEAM: THE GOAT OF SPORTS PHOTOGRAPHY

Walter Iooss is considered the greatest sports photographer in history, amassing a priceless collection of thousands of photographs of the greatest athletes of the last six decades.
The ACCESS Walter enjoys among these sports legends will never be replicated…ever. In 2018, Walter was inducted into the International Photography Hall of Fame.

GOATS
GREATEST OF ALL TIME



Kevin Kaufman
FOUNDER, GOATS ENTERTAINMENT

GOATS
GREATEST OF ALL TIME

Kevin is an award-winning writer, director and Executive Producer of iconic television series and feature films. He produced the first *"The Real Housewives of Orange County,"* the most successful franchise in cable history; wrote and directed the feature film *"Ace the Case,"* starring Oscar winner Susan Sarandon; and directed and produced *GOATS 1 & 2; :* the five-hour series *"Gotti: Godfather & Son"* on A&E; five seasons of the true-crime series *"The Perfect Murder"* on Investigation Discovery, among other television hits.



Joe DiMuro
CEO, GOATS ENTERTAINMENT

Joe is a renowned top executive who has orchestrated technology, creativity and story for over 25 years, charting a path from Fox Studios to BMG and the Momentum Agency and Roc Nation, among others. Expert in building brands globally across all media, Joe is an Executive Producer on both GOATS 1 & 2. He has also won various Clio, Cannes Lion, and Grammy Awards during his illustrious career.


GOATs IP Ecosystem
Documentary Series
Immersive Experiences
Apparel & Merchandise
Collectibles
Live Events
Global Licensing
Immersive Experiences
E-Commerce
Product/Merchandising
Series Sales
Brand Integration
Storytellers
Digital Channels
Lab
GOATS
Memberships
Talent Discovery
Culinary Ambassadors
Format Licensing
Community
O&O Platforms
Ad Sales
Subscriptions
Live Events


GOATS
GOATS-ENTERTAINMENT
TEAM UP WITH THE GREATEST of ALL-TIME

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Complete 4th Episode of GOATS 2	$123,500	10.0%
Film Interviews for GOATS 3 & Lady GOATS	$433,485	35.1%
Re-Edit and Re-Package Existing Material	$123,500	10.0%
Content Licensing	$98,800	8.0%
Sponsorships	$86,450	7.0%
Marketing	$61,750	5.0%
Create Immersive GOATS Architecture & Renderings	$247,000	20.0%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Membership Interest Units, under registration exemption 4(a)(6), in Goats Entertainment LLC, doing business as Goats-Entertainment . This offering must raise at least $10,000 by November 1, 2024 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Goats-Entertainment may issue additional securities to raise up to $1,235,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

344,700 units
× $50 per unit

$17,235,000 implied valuation

FINANCIALS

Goats-Entertainment 's official name is Goats Entertainment LLC, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on July 29, 2024
- Form C/A on July 31, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Facebook

UPDATES

Jul 31, 2024 — Filed Form C/A

Jul 29, 2024 — Primary offering of 24,700 units at $50

Jul 29, 2024 — Filed Form C

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